Exhibit 99.1

GMAC Educational Loan Funding Trust - I
Statements to Noteholders
For the period ending February 29, 2004

Pursuant to Article 12.04 of the Indenture of Trust, the following is provided to the trustee by the issuer.  The information shown in this Statement has not been independently verified, however, it is believed that the information is accurate to the best of the issuer’s knowledge.  In some circumstances, certain expenses have been accrued.

12.04 (a)                                                the amount of payments with respect to each series of Notes paid with respect to principal during the preceding month;

Class	Principal Reduction
A-1AR Notes	$—
A-2AR Notes	650,000.00
A-3AR Notes	—
B-1AR Notes	—
A-1L Notes	—
A-4AR Notes	—
A-5AR Notes	—
B-2AR Notes	—
$650,000.00

12.04 (b)                                                the amount of payments with respect to each series of Notes paid with respect to interest during the preceding month;

Class	Interest Paid
A-1AR Notes	$59,418
A-2AR Notes	69,767
A-3AR Notes	45,111
B-1AR Notes	13,284
A-1L Notes	324,556
A-4AR Notes	27,378
A-5AR Notes	52,733
B-2AR Notes	7,093
$599,340

12.04 (c)                                                the amount of the payments allocable to any interest that was carried over together with the amount of any remaining outstanding interest that was carried over;

Interest Carryover	$—

12.04 (d)                                                the principal balance of Financed Student Loans as of the close of business on the last day of the preceding month;

Principal Balance of Financed Student Loans	$374,126,218

12.04 (e)                                                the aggregate outstanding principal amount of the Notes of each series as of the close of business on the last day of the preceding month, after giving effect to payments allocated to principal reported under paragraph (a) above;

Class	Balance
A-1AR Notes	$69,450,000
A-2AR Notes	77,350,000
A-3AR Notes	50,000,000
B-1AR Notes	14,000,000
A-1L Notes	96,736,000
A-4AR Notes	32,000,000
A-5AR Notes	60,000,000
B-2AR Notes	8,000,000
$407,536,000

12.04 (f)                                                  the interest rate for any series of variable rate Notes, indicating how such interest rate is calculated;

Class	Rate
A-1AR Notes	1.100%
A-2AR Notes	1.100%
A-3AR Notes	1.100%
B-1AR Notes	1.150%
A-1L Notes	1.220%
A-4AR Notes	1.050%
A-5AR Notes	1.050%
B-2AR Notes	1.129%

12.04 (g)                                               the amount of the servicing fees allocated to the Servicer as of the close of business on the last day of the preceding month;

Servicing fees	Fees paid
Master servicing fees	2,500
Sub-servicing fees	38,361

12.04 (h)                                               the amount of the Administration Fee, any auction agent fees, market agent fees, calculation agent fees, broker-dealer fees, if any, fees paid to the Delaware Trustee, the Indenture Trustee and the Eligible Lender Trustee, all allocated as of the close of business on the last day of the preceding month;

Program Expenses	Fees Paid
Administration fee	2,500
Auction agent fees (Annual fee of $22,000 paid in May)	—
Market agent fees (not applicable)	—
Calculation agent fees (not applicable)	—
Broker-dealer fees	60,560
Fees paid to Delaware Trustee (Annual fee of $4,000 paid in April)	—
Fees paid to Indenture Trustee/Eligible Lender Trustee (Annual fee of $49,500 paid in April; $31,500 paid in October)	—

12.04 (i)                                                  the amount of the Recoveries of Principal and interest received during the preceding month relating to Financed Student Loans;

Recoveries	$2,108,516	896,937	3,005,453

Of the total amount recovered above, $131,488 was in-transit as of 02-29-04, and was received in early March.

12.04 (j)                                                  the amount of the payment attributable to amounts in the Reserve Fund, the amount of any other withdrawals from the Reserve Fund and the balance of the Reserve Fund as of the close of business on the last day of the preceding month;

	Balance	Withdrawals
Reserve Fund	$4,200,000	—

Acquisition Fund:

12.04 (k)                                              the portion, if any, of the payments attributable to amounts on deposit in the Acquisition Fund;

Note Redemption - A-1AR	$—
Total	$—

12.04 (l)                                                  the aggregate amount, if any, paid by the Indenture Trustee to acquire Student Loans from amounts on deposit in the Acquisition Fund during the preceding month;

$3,675,646

12.04 (m)                                            the amount remaining in the Acquisition Fund that has not been used to acquire Student Loans and is being transferred to the Revenue Fund;

$—

12.04 (n)                                               the aggregate amount, if any, paid for Financed Student Loans purchased from the Trust during the preceding month;

Loans Sold From the Trust	$—

12.04 (o)                                                the number and principal amount of Financed Student Loans, as of the close of business on the last day of the preceding month, that are (i) 0 to 30 days delinquent, (ii) 31 to 60 days delinquent, (iii) 61 to 90 days delinquent, (iv) 91 to 120 days delinquent, (v) greater than 120 days delinquent and (vi) for which claims have been filed with the appropriate Guarantee Agency and which are awaiting payment;

Delinquencies	Number	Principal
0 - 30 days *	275	$7,507,515
31 - 60 days	333	10,845,908
61 - 90 days	158	4,989,750
91 - 120 days	111	3,839,660
Over 120 days	105	3,182,023
Claims filed	25	685,283

* One subservicer does not provide information on delinquent loans that may fall in the 0 - 30 day catergory.

12.04 (p)                                                the Value of the Trust Estate and the Outstanding principal amount of the Notes as of the close of business on the last day of the preceding month; and

Value of the Trust Estate	Balance	Accrued Interest	Total
Revenue Fund (Including Capitalized Interest Account)	$7,269,592	$6,774	$7,276,366
Reserve Fund	4,200,000	3,593	4,203,593
Acquisition Fund	10,720,351	8,496	10,728,847
Redemption Fund	31,835	1,445	33,280
Student Loan Receivable	374,126,218	2,694,496	376,820,714
Total	$396,347,996	$2,714,804	$399,062,800

Class	Balance	Accrued Interest	Total
A-1AR Notes	$69,450,000	$10,610	$69,460,610
A-2AR Notes	77,350,000	61,450	77,411,450
A-3AR Notes	50,000,000	36,667	50,036,667
B-1AR Notes	14,000,000	11,628	14,011,628
A-1L Notes	96,736,000	13,113	96,749,113
A-4AR Notes	32,000,000	14,933	32,014,933
A-5AR Notes	60,000,000	35,000	32,035,000
B-2AR Notes	8,000,000	4,014	8,004,014
	$379,536,000	$187,415	$379,723,415

12.04 (q)                                                the number and percentage by dollar amount of (i) rejected federal reimbursement claims for Financed Student Loans, (ii) Financed Student Loans in forbearance, and (iii) Financed Student Loans in deferment.

	Number	Principal	%
Rejected federal reimbursement claims	—	$—	0.00%
Financed Student Loans in forbearance	925	38,776,859	10.36%
Financed Student Loans in deferment	1,612	56,581,605	15.12%